Exhibit 99.1

OptimizeRx Corporation Reports Record Fourth Quarter and Full Year 2016 Results

Fourth Quarter Drives Net Revenue Up 7% to $7.8 Million in 2016

Rochester, MI (March 8, 2017) OptimizeRx Corp. (OTCQB: OPRX), the leading aggregator of pharmaceutical-sponsored services in electronic health record (EHR) platforms, reported results for the fourth quarter and full year ended December 31, 2016. All quarterly comparisons are to the same year-ago quarter.

Q4 2016 and Full Year 2016 Highlights

●	Net revenue was up 13% to a record $2.3 million in the fourth quarter and up 7% to $7.8 million for the full year of 2016.

●	Financial messages, such as eCoupons, were distributed for 95 brands in 2016 versus 85 brands in 2015.

●	Acquired all available messaging inventory in the Allscripts LogRx messaging platform for Q4 2016 and the full year of 2017, effectively providing OptimizeRx exclusive sales rights to the platform and the opportunity to substantially increase brand messaging revenue.

●	Gross profit in the fourth quarter was $1.4 million or 62% of net revenue, up from $1.1 million or 54% of net revenue. The improvement was due to a favorable product mix shift to higher margin brand support and other partner revenue not subject to revenue share.

●	WPP, the largest marketing services company in the world, continued to integrate its pharmaceutical clients with OptimizeRx. As a result, OptimizeRx realized a significant increase in activity in Q4 2016 that was related to more than 25 brands. OptimizeRx expects its strategic relationship with WPP to help add additional manufacturers, brands and products to the OptimizeRx platform in 2017.

●	Acquired new pharmaceutical manufacturers and brands for distribution through the company’s electronic health record (EHR) channel partners, including Allscripts, Practice Fusion, Care360, DrFirst and others.

●	Announced independent research results demonstrating outstanding return on investment of up to 12:1 associated with the company’s pharmaceutical promotions of multiple pharmaceutical brands. The outstanding ROI differentiates OptimizeRx’s programs as one of the most effective digital strategies available to pharmaceutical firms.

●	Rebranded the company, including revamped website and marketing materials, to reflect its multiple services in and around point-of-care.

●	Doubled the company’s sales force from two to four in 2016 and added a fifth sales executive in January 2017 to accelerate revenue growth, brand expansion and new product sales.

●	Expanded OptimizeRx leadership and support teams during 2016, and established a strong base to position the company for accelerated growth in 2017 and beyond.

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Q4 2016 Financial Summary

Net revenue in the fourth quarter of 2016 increased 13% to a record $2.3 million from $2.0 million in the same year-ago quarter. The increase was due to both increased distribution of pharmaceutical brands and expanded distribution channels.

Operating expenses in the fourth quarter of 2016 were $1.8 million, increasing from $1.5 million in the fourth quarter of 2015. The increase was primarily due to an increase in expenses related to growth initiatives, including investments in the company’s executive and sales team, as well as related marketing and travel. Since the fourth quarter of 2015, the company has appointed a new CEO, a senior VP of strategy and development, a SVP of marketing, two new VPs of sales, as well as additional support positions.

Net loss for the quarter was $353,000 or $(0.01) per basic share, improving from a net loss of $415,000 or $(0.01) per share in the fourth quarter of 2015.

Cash and cash equivalents totaled $7.0 million at December 31, 2016, as compared to $7.6 million at September 30, 2016. The company continued to operate debt-free.

2016 Financial Summary

Net revenue in 2016 increased 7% to a record $7.8 million versus $7.2 million in 2015.

Operating expenses increased to $5.9 million in 2016 as compared to $4.2 million in 2015. The increase was primarily due to the aforementioned growth initiatives.

Net loss totaled $1.5 million or $(0.05) per share in 2016, as compared to a loss of $0.6 million or $(0.02) per share in 2015.

Management Commentary

“In 2016, our revenue was primarily driven by growth in our core product, which is financial messaging, such as eCoupons,” stated OptimizeRx CEO, William Febbo. “Our core product growth was attributed to our expanded point-of-prescribe EHR network that now includes more than 370 EHR's reaching more than 500,000 physicians. We also saw a considerable increase in brand messaging, as we had anticipated.”

“In addition to adding new brands and expanding our existing network, in 2017 we plan to intensively focus on growing both financial and brand messaging while working with our channel partners to increase utilization of our content with their respective networks of physicians.

“We signed an agreement in 2015 with Allscripts to become their exclusive provider of financial messaging and obtain access to their Touchworks EHR product, which is used primarily by large health systems. We expect financial messaging activity to commence within Touchworks, enabling us to reach more than 45,000 new physicians, this month and continue to ramp up throughout the year. We expect this launch to have a significant impact on our revenue growth in 2017 and beyond.

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“We are building a valuable platform with our increasingly broad reach into the physician community and our recently proven, very high ROIs generated for our pharma clients with our core products. 2017 is the year that this platform will accelerate value creation for our shareholders.”

Conference Call

OptimizeRx management will host a conference call today to discuss the fourth quarter of 2016, followed by a question and answer period.

Date: Wednesday, March 8, 2017

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-888-277-7060

International dial-in number: 1-913-312-0719

Conference ID: 7160482

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through March 29, 2017, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerxcorp.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 7160482

About OptimizeRx Corp

Based in Rochester, Michigan, OptimizeRx Corporation (OTCQB: OPRX) is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 500,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

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OPTIMIZERx CORPORATION

Consolidated Balance Sheets as of

December 31, 2016 and 2015

	December 31,	December 31,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$7,034,647	$8,207,565
Accounts receivable	3,060,396	2,847,450
Prepaid expenses	80,820	70,623
Total Current Assets	10,175,863	11,125,638
Property and equipment, net	173,649	10,239
Other Assets
Patent rights, net	772,394	832,884
Web development costs, net	351,804	340,470
Security deposit	5,049	5,049
Total Other Assets	1,129,247	1,178,403
TOTAL ASSETS	$11,478,759	$12,314,280
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable - trade	$369,214	$212,191
Accounts payable - related party	-	570,000
Accrued expenses	288,268	6,983
Revenue share payable	2,622,517	2,355,608
Deferred revenue	386,581	227,002
Total Liabilities	3,666,580	3,371,784
Stockholders' Equity
Preferred stock, $.001 par value, 10,000,000 shares authorized, no issued and outstanding at December 31, 2016 and 2015,	-	-
Common stock, $.001 par value, 500,000,000 shares authorized, 29,718,867 and 29,030,925 shares issued and outstanding at December 31, 2016 and 2015, respectively	29,719	29,031
Stock warrants	2,294,416	2,329,508
Additional paid-in-capital	33,747,137	32,185,499
Stock Payable	-	1,132,148
Deferred stock compensation	-	(13,800)
Accumulated deficit	(28,259,093)	(26,719,890)
Total Stockholders' Equity	7,812,179	8,942,496
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,478,759	$12,314,280

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OPTIMIZERx CORPORATION

Consolidated Statements of Operations for the Years

Ended December 31, 2016 and 2015

	For the	For the
	year ended	year ended
	December 31,	December 31,
	2016	2015

NET REVENUE	$7,751,462	$7,220,678
REVENUE SHARE EXPENSE	3,411,396	3,622,203
GROSS MARGIN	4,340,066	3,598,475
EXPENSES
Operating expenses
Stock-based compensation	559,301	581,106
Depreciation and amortization	235,284	333,950
Lawsuit settlement	50,000	-
Other operating expenses	5,076,993	3,280,826
Total Operating expenses	5,921,578	4,195,882
LOSS FROM OPERATIONS	(1,581,512)	(597,407)
OTHER INCOME
Interest income	42,309	2,267
Interest expense	-	-
TOTAL OTHER INCOME	42,309	2,267
LOSS BEFORE PROVISION FOR INCOME TAXES	(1,539,203)	(595,140)
PROVISION FOR INCOME TAXES	-	-
NET LOSS	$(1,539,203)	$(595,140)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	29,707,918	24,562,438
NET LOSS PER SHARE: BASIC (no separate per share amount shown for diluted because loss is antidilutive)	$(0.05)	$(0.02)

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OptimizeRx Contact:

Doug Baker, CFO

dbaker@optimizerx.com

Tel (248) 651-6568 x807

OptimizeRx’s Investor Relations Contact:

Ron Both

CMA

oprx@cma.team

Tel (949) 432-7557

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